Exhibit 24.2

INTERNATIONAL BUSINESS MACHINES CORPORATION

CERTIFICATE OF THE ASSISTANT SECRETARY

I, Andrew Bonzani, the undersigned Vice President, Assistant General Counsel and Assistant Secretary of International Business Machines Corporation, a New York Corporation, do hereby certify as follows:

Attached hereto as Exhibit A is a true copy of the resolutions adopted by the Board of Directors of International Business Machines Corporation on April 29, 2008, authorizing select officers of the Corporation to execute the Registration Statement, to which this certificate is attached as an exhibit, by power of attorney.

IN WITNESS WHEREOF, I have executed this certificate as of this 16th day of June, 2008.

By:	/s/ Andrew Bonzani
Andrew Bonzani, Esq.
Vice President, Assistant General Counsel
and Assistant Secretary

Exhibit A

RESOLUTIONS AUTHORIZING THE REGISTRATION OF DEBT OBLIGATIONS OF THE CORPORATION UNDER THE PERSONAL LEARNING ACCOUNTS PLAN

RESOLVED, that the officers of the Corporation be, and hereby are, authorized and directed to prepare for filing with the Securities and Exchange Commission (the “SEC”), Washington, D.C., under the provisions of the Securities Act of 1933 one or more Registration Statements on Form S-8, or other appropriate forms, for up to an aggregate of $100,000,000 of debt obligations of the Corporation under the Corporation’s Personal Learning Accounts Plan or any successor plan (the “Plan”), together with Plan interests, and that each of Samuel J. Palmisano, Robert C. Weber, Mark Loughridge, Timothy S. Shaughnessy, Jesse J. Greene, Jr., Daniel E. O’Donnell and Andrew Bonzani be, and each of them hereby is, vested with full power to act, together or each without the others, in any and all capacities, in the name and on behalf of the Corporation to sign, or cause to be signed electronically, any and all of said Registration Statements (which Registration Statements may constitute post-effective amendments to registration statements previously filed with the SEC) and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the SEC, in connection with the preparation, execution and filing of said Registration Statements with the SEC on behalf of and as attorneys for the Corporation are hereby ratified, approved and adopted in all respects; and

RESOLVED, that the officers of the Corporation be, and they hereby are, authorized in the name and on behalf of the Corporation, to take any and all action which they may deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the Corporation’s obligations and other interests for issue, offer, sale or trade under the Plan under the Blue Sky or securities laws of any of the States of the United States of America and, in connection therewith, to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration or qualification for as long as they deem necessary or as required by law for such obligations and other interests; and

RESOLVED, that the officers of the Corporation be, and they hereby are, authorized to pay all duties, imposts, taxes and fees, to take such further actions and to execute all such further instruments and documents in the name and on behalf of the Corporation and under its corporate seal or otherwise as in their judgment shall be necessary, proper or advisable in order fully to carry out the intent and accomplish the purposes of the foregoing Resolutions; and

RESOLVED, that the officers of the Corporation be, and they hereby are, authorized to further delegate, in whole or in part, the authority provided in these Resolutions to any assistant officer or other employee of the Corporation.